Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Jet.AI, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)	—	—	$8,000,000.00	0.00014760	$1,180.80
	Equity	Warrants to purchase Common Stock	457	(g)	—	—	—	—	—
	Equity	Common Stock issuable upon exercise of Warrants to purchase Common Stock	457	(o)	—	—	$8,000,000.00	0.00014760	$1,180.80
	Equity	Pre-Funded Warrants to purchase Common Stock	457	(g)	—	—	—	—	—
	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	457	(o)	—	—	—	—	—
	Total Offering Amounts						$16,000,000.00		$2,361.60
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$2,361.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $8,000,000.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fees are payable with respect to the warrants to purchase Common Stock offered hereby since such warrants are being registered in the same registration statement as the Common Stock.